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                                                                    EXHIBIT 23.1

                   [STONEFIELD JOSEPHSON, INC. LETTEREHEAD]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation by reference by our Independent Auditors' Report dated February 27, 2001 on the financial statements of One Voice Technologies, Inc. for the year ended December 31, 2000, and to the reference to us as experts in the Registration Statements Form S-8 No. 333-51206 filed with the Securities and Exchange Commission on December 4, 2000, Form S-8 No. 333-47236 filed with the Securities and Exchange Commission on October 4, 2000 and Form SB-2 No. 333-50256 filed with the Securities and Exchange Commission on November 20, 2000.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 17, 2001